Exhibit 5

February 17, 2006

Chase Corporation

26 Summer Street

Bridgewater, Massachusetts, 02324

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Chase Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) on the date hereof in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 500,000 shares of the Company’s Common Stock, $.10 par value (the “Common Stock”), to be issued pursuant to the Chase Corporation 2005 Incentive Plan (the “Plan”).

In connection with this opinion, we have examined the Registration Statement, the Articles of Organization of the Company, as amended to date, the By-Laws of the Company as amended to date, and the Plan. We have also examined such further corporate documents, records and proceedings, and reviewed such questions of law, as we have deemed necessary or appropriate in order to express the opinions contained herein.

Based upon such examination, it is our opinion that the Common Stock being registered by the Registration Statement, when issued and paid for as contemplated by the Plan, will be validly issued, fully paid and non-assessable.

The foregoing opinion is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Edwards Angell Palmer & Dodge LLP

Edwards Angell Palmer & Dodge LLP